UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/22/2012

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On May 22, 2012, Knoll, Inc. (the "Company") entered into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (the "Trading Plan") to facilitate repurchases of Company common stock between May 25, 2012 and December 31, 2012 under the Company's previously approved $50 million share repurchase program (the "Share Repurchase Plan"). Under the Trading Plan, the Company authorized the repurchase of up to $10 million of common stock at certain designated prices. However, the Trading Plan does not require that any shares be repurchased and there can be no assurance that any shares will be repurchased. The Share Repurchase Plan will continue to be in effect following the expiration of the Trading Plan, which expires on the earlier of December 31, 2012 or the date on which purchases are completed. Approximately $32 million remains available under the Share Repurchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 24, 2012	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary